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                                                                       EXHIBIT 5



                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL
                                  APPEARS HERE]






                                     November 22, 1996



FPA Medical Management, Inc.
2878 Camino Del Rio South, Suite 301
San Diego, CA  92108

            Re: FPA MEDICAL MANAGEMENT, INC. 401(k) SAVINGS PLAN REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

            We have acted as counsel to FPA Medical Management, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of interests in the FPA Medical Management, Inc. 401(k) Savings Plan (the "Plan") and 350,000 shares of common stock of the Company, par value $.002 per share (the "Shares"), issuable thereunder.

            The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

            In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
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FPA Medical Management, Inc.
November 21, 1996
Page Two




            Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,



                                /s/ Ballard Spahr Andrews & Ingersoll